Exhibit 99.1

Contacts:
Investors/Corporate:
John R. Emery
Chief Financial Officer
(732) 537-4804
investor@ventiv.com

VENTIV HEALTH, INC. REPORTS FINANCIAL RESULTS
FOR FOURTH QUARTER AND FULL YEAR 2003

  Quarterly revenues up 51% to $75.3 million
  Quarterly earnings per share from continuing operations up 186% from $0.07 to $0.20, driven by operating leverage on higher revenues
  Deployment completed of 200-rep sales force expansion for Bayer
  2004 new business wins to-date totaling 365 reps with 10 clients, including Synthon
  Year-end cash balance of $57 million; $11.8 million cash from operations for full year

SOMERSET, NEW JERSEY, March 4, 2004 -- Ventiv Health, Inc (Nasdaq: VTIV ), a leading provider of comprehensive marketing and sales solutions to the pharmaceutical and life sciences industries, today announced financial results for the fourth quarter and full year of 2003. Results discussed below exclude Ventiv’s discontinued Communications and European Contract Sales businesses and a gain on the sale of real estate in Ventiv’s Sales & Marketing business.

Quarterly Results:
  Total revenues for the fourth quarter of 2003 were $75.3 million, compared to $49.9 million for the fourth quarter of 2002.
  Earnings from continuing operations before income taxes were $7.9 million, compared to $2.5 million for the fourth quarter of 2002
  Net earnings from continuing operations were $5.0 million, compared to $1.5 million for the fourth quarter of 2002.
  Diluted earnings per share from continuing operations were $0.20, compared to $0.07 for the fourth quarter of 2002.

Full-Year Results:
  Total revenues for 2003 were $224.5 million, compared to $215.4 million for 2002.
  Earnings from continuing operations before tax were $15.4 million, compared to $8.0 million for 2002.
  Net earnings from continuing operations were $9.6 million, compared to $4.9 million for 2002.
  Diluted earnings per share from continuing operations were $0.41, compared to $0.22 for 2002.

Divisional results include:

  Ventiv Health Sales & Marketing (VHSM) reported quarterly and annual revenues of $67.0 million and $194.5 million, respectively, during the fourth quarter and year ended December 31, 2003, versus $43.3 million and $189.0 million, respectively, during the fourth quarter and year ended December 31, 2002.
  Health Products Research (HPR), Ventiv’s Planning & Analytics business, reported quarterly and annual revenues of $8.3 million and $29.9 million, respectively, during the fourth quarter and year ended December 31, 2003, versus $6.6 million and $25.7 million, respectively, during the fourth quarter and year ended December 31, 2002.

Eran Broshy, CEO of Ventiv, commented, "I am extremely pleased with Ventiv’s fourth quarter and full year results, which have substantially exceeded our expectations. Our strong performance was the result of significant new VHSM contract wins as well as additional services provided to several new and existing HPR clients. In addition, we continue to manage costs very tightly in all areas of our business. This combination has demonstrated the operating leverage potential in Ventiv’s business."

Mr. Broshy added, "I am also pleased to announce today that Ventiv continues to win significant new business in 2004. Since the beginning of 2004, we have signed contracts or letters of intent with ten clients for a total of 365 sales representatives, including our recently-announced agreement with Synthon Pharmaceuticals, Ltd."

Key accomplishments for 2003 included:

  Momentum in new VHSM wins : Deployment of new sales forces totaling 950 sales representatives for ALTANA Pharma, Bayer Pharmaceutical Corporation, Watson Pharmaceuticals and other clients.
  HPR growth and momentum : 16% overall increase in revenue resulting from additional services provided to new and existing clients. New three-year contract signed with large pharma client. HPR now provides services to 15 of 20 largest pharmaceutical companies.
  New offerings : A variety of specialty offerings initiated. Relationship Sales Organization (RSO) offering launched and refined.
  Cost management : Continuing tight cost management contributed to a $5.3 million increase in gross margins and $1.2 million decrease in fixed SG&A costs, which created significant operating leverage.
  Divestitures completed : Divestitures of Ventiv’s European contract sales businesses and select medical communications businesses completed, enabling a full focus on Ventiv’s core U.S. businesses.
  Cash generation : Ventiv generated $11.8 million of cash from operations during the year, ending the year with $57 million of cash and no debt.

Conference call information:
Friday, March 5, 2004, 8:30am Eastern Time.
Call in number: 706-634-1065
Live and archived webcast: www.ventiv.com

About Ventiv Health
Ventiv Health, Inc. is a leading provider of comprehensive outsourced marketing and sales solutions for the pharmaceutical and life sciences industries. The Company works in consultative partnership with clients to identify strategic goals and develop customized, integrated solutions to optimize clients’ product portfolios. Ventiv Health's market-leading offerings include: sales force recruitment, training and execution; consulting, analytics and forecasting; market research and intelligence; strategic and tactical planning and product and brand management.

For almost three decades, Ventiv Health businesses have provided a broad range of innovative strategic and tactical solutions to clients including: Abbott Laboratories, Allergan, Amgen, ALTANA Pharma, AstraZeneca, Aventis, Bayer, GlaxoSmithKline, Johnson & Johnson, Merck, Novartis, Noven Pharmaceuticals, Pfizer and Watson Pharmaceuticals. For more information on Ventiv Health, visit www.ventiv.com .

VENTIV HEALTH, INC. REPORTS FOURTH QUARTER 2003 RESULTS
Ventiv Health, Inc.
Condensed Consolidated Statements of Operations
($’s in 000’s, except share and per share data)
(unaudited)
	Three Months Ended		Twelve Months Ended

	December 31,		December 31,

	2003	2002	2003	2002

Revenues	$75,270	$49,862	$224,453	$215,387
Operating expenses:
Costs of services	58,851	39,417	182,658	178,901
Selling, general and administrative expenses	8,473	7,949	26,223	27,397
Gain on sale of real estate	-	-	(392)	-

Total operating expenses	67,324	47,366	208,489	206,298

Earnings from continuing operations	7,946	2,496	15,964	9,089
Net interest expense	(82)	(20)	(136)	(1,120)

Earnings from continuing operations before income taxes	7,864	2,476	15,828	7,969
Provision for income taxes	(2,907)	(941)	(5,933)	(3,028)

Earnings from continuing operations	4,957	1,535	9,895	4,941

Discontinued operations:
Earnings (losses) from discontinued operations, net of taxes	62	(1,975)	(4,092)	(4,772)
Gains (losses) on disposals of discontinued operations, net of taxes	2,500	3,737	(4,406)	2,323
Tax benefit from disposals of discontinued operations	4,379	-	4,379	5,400

Net earnings (losses) from discontinued operations, net of taxes (1)	6,941	1,762	(4,119)	2,951

Net earnings	$11,898	$3,297	$5,776	$7,892

Earnings per share from continuing operations:
Basic	$0.22	$0.07	$0.43	$0.22
Diluted	$0.20	$0.07	$0.42	$0.22

Earnings (losses) per share from discontinued operations:
Basic	$0.30	$0.07	$(0.18)	$0.13
Diluted	$0.29	$0.07	$(0.18)	$0.13

Consolidated earnings per share:
Basic	$0.52	$0.14	$0.25	$0.35
Diluted	$0.49	$0.14	$0.24	$0.35

Weighted average number of common shares outstanding:
Basic	23,018,295	22,892,003	22,919,479	22,842,329
Diluted	24,355,187	22,894,067	23,800,613	22,856,640

(1) Net Losses from discontinued operations includes Ventiv’s Connecticut-based and Georgia-based communications businesses and Ventiv’s Germany-based, U.K.-based, France-based and Hungary-based contract sales businesses, which have been divested.

VENTIV HEALTH, INC. REPORTS FOURTH QUARTER 2003 RESULTS
Ventiv Health, Inc.
Selected Balance Sheet Data
($’s in 000’s)
(unaudited)
	December 31,	December 31,
	2003	2002

Cash (1)...................	$56,642	$47,753
Account Receivable, Net...........	41,674	28,696
Unbilled Services................	21,347	14,547
Client Advances & Unearned Revenue.......	4,859	3,725
Working Capital (2)...............	68,402	56,809
Capital Lease Obligations............	26,588	13,052
Depreciation (3)...............	9,485	9,585
Amortization (3)...............	19	47
Days Sales Outstanding (4)..........	102	73

(1) Cash includes restricted cash of $1.7 million at December 31, 2002 and $1.7 million at December 31, 2003.

(2) Working Capital is defined as Total Current Assets less Total Current Liabilities.

(3) Depreciation and amortization are reported on a year-to-date basis.

(4) Days Sales Outstanding is measured using the combined amounts of Accounts Receivable and Unbilled Services outstanding as of the balance sheet date, against Revenues for the trailing 12-month period then ended.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks that may cause Ventiv Health's performance to differ materially. Such risks include, without limitation: changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing; our ability to compete successfully with other services in the market; our ability to maintain large client contracts or to enter into new contracts; uncertainties related to future incentive payments and revenue share agreements; and, our ability to operate successfully in new lines of business. Readers of this press release are referred to documents filed from time to time by Ventiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.